UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Monmouth Real Estate Investment Corporation
(Exact name of registrant as specified in its charter)

Maryland	22-1897375
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Juniper Business Plaza, Suite 3-C
3499 Route 9 North
Freehold, New Jersey	07728
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
7.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-136896

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                   Description of Registrant’s Securities to be Registered.

 The description of the 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Monmouth Real Estate Investment Corporation (the “Registrant”) to be registered hereby is included under the section entitled “Description of Preferred Stock” in the prospectus dated September 20, 2006 included in the Registrant’s Registration Statement on form S-3/A (No. 333-136896) (the “Base Prospectus”) and in the section entitled “Description of Series A Preferred Stock” in the prospectus supplement thereto dated November 30, 2006 that was filed by the Registrant with the Securities and Exchange Commission pursuant to rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), which Prospectus shall be deemed to be incorporated herein by reference.

Item 2.            Exhibits.

The following exhibits are being incorporated by reference into this Form 8-A Registration Statement filed with the Securities and Exchange Commission:

3.1                                 Articles of Incorporation of the Registrant (filed as Exhibit 3 to the Registrant’s Form 8-K filed on April 25, 2006 and incorporated herein by reference).

3.2                                 Bylaws of the Registrant (filed as Appendix B to the Registrant’s 2002 Definitive Proxy Statement (Registration No. 000-04258) filed on April 7, 2003 and incorporated herein by reference), and an amendment to the Bylaws of the Registrant attached hereto.

3.3                                 Articles Supplementary Establishing and Fixing the Rights and Preferences of 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, dated December 1, 2006.

4.1                                 Specimen certificate representing the 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Registrant.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Date: November 30, 2006	By:	/s/ Anna T. Chew
	Name:	Anna T. Chew
	Title:	Chief Financial Officer

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